Exhibit 10.6

CORPORATE ADMINISTRATIVE SERVICES AGREEMENT

Between

SEAWELL LIMITED

and

FRONTLINE MANAGEMENT (BERMUDA) LTD.

THIS CORPORATE SECRETARY SERVICES AGREEMENT (the “Agreement”) is made on this [•] day of November 2010

BETWEEN:

(1)	SEAWELL LIMITED of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton HMGY, Bermuda (“Seawell”)

and

(2)	FRONTLINE MANAGEMENT (BERMUDA) LTD. of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton HMGY, Bermuda (the “Manager”)

(hereinafter jointly referred to as the “Parties” and, individually, as a “Party”.)

WHEREAS:

(A)	Seawell is a private limited company organised under the laws of Bermuda and having its registered office at the address stated above.

(B)	Seawell is the parent of a group of companies engaged in the provision of services to the international oil and gas industry.

(C)	Seawell is in the process of listing its shares on the Oslo Stock Exchange.

(D)	The board of directors of Seawell has decided to outsource its administrative needs.

(E)	The Manager is a limited company organised under the laws of Bermuda.

(F)	Seawell Management (Bermuda) Ltd. (“Seawell Management”) is a limited company incorporated in Bermuda and a wholly owned subsidiary of Seawell.

(G)	Seawell has entered into a general management agreement with Seawell Management in order to cover its needs for administrative services and have requested that the Manager supplements these by providing it with such corporate administrative services as it, from time to time, shall require.

(H)	The Manager has, since 4 October 2007, provided corporate administrative services to Seawell and its subsidiaries on terms orally agreed between their representatives.

(I)	Seawell hereby confirms all actions taken by the Manager since 4 October 2007.

(J)	The Manager has now, on the terms set forth herein, agreed to the request referred to in Recital (G).

NOW THEREFORE, the Parties have agreed as follows:

1.	APPOINTMENT

1.1	Seawell hereby engages the Manager to provide the services set forth in Clause 3 below with effect from 1 October 2010 (the “Commencement Date”) and otherwise on the terms set forth herein.

2.	SEAWELL’S MANAGEMENT FUNCTIONS

2.1	Ultimate responsibility for the administration of Seawell lies with Seawell’s board of directors (the “Board”).

2.2	The Board has, on the date hereof, authorised the conclusion by Seawell of:

(i)	this Agreement; and

(ii)	a general management agreement with Seawell Management (the “General Management Agreement”);

which secures the provision to Seawell of all of the management services which Seawell shall require in order to manage its assets and pursue its business objectives as defined by the Board from time to time.

2.3	The Board has designated Seawell Management as the coordinator of the services provided to Seawell by Seawell Management and the Manager (collectively, the “Managers”) pursuant to the terms of this Agreement and the General Management Agreement (collectively, the “Management Agreements”).

2.4	The Manager hereby confirms receipt of a copy of the General Management Agreement.

3.	SERVICES

3.1	The Manager shall, throughout the term of this Agreement, provide Seawell with such corporate secretary services as the Board, from time to time, shall require (the “Services”).

The Services shall include (but shall not be limited to):

(i)	provision of an individual resident in Bermuda to act as Seawell’s “Resident Representative” and the Manager acting as “Assistant Resident Representative” to discharge the duties set out in the Bermuda Companies Acts;

(ii)	provision of an individual ordinarily resident in Bermuda to act as “Company Secretary” and the Manager acting as an “Assistant Company Secretary”;

(iii)	provision of the registered office of Seawell;

(iv)	maintaining the share register and the register of directors and officers of Seawell;

(v)	keeping Seawell’s minute book;

(vi)	the preparation and distribution of all notices of meetings of the Board;

(vii)	the preparation and distribution of all written documentation required by the Board to pass resolutions;

(viii)	the preparation of minutes from the meetings of the Board and such written resolutions as the Board, from time to time, shall decide to pass;

(ix)	the documentation of all shareholder meetings in Seawell;

(x)	the filing of statutory returns by Seawell and documents required under the Companies Acts in Bermuda, provided always that the requisite information to enable the Manager to do so is made available to it;

(xi)	liaising with the auditors of Seawell generally and in respect of the preparation of annual and semi-annual financial statements in particular;

(xii)	maintaining copies of the quarterly accounts and of any audited financial statements of Seawell required to be kept in Bermuda; and

(xiii)	handling the day to day affairs of Seawell in Bermuda (other than taxation and accounting affairs), including signing or countersigning cheques, dealing with correspondence, faxes and telephone calls.

The Services shall be provided in cooperation with Seawell Management.

4.	GENERAL CONDITIONS

4.1	The Manager shall, in performing its duties hereunder, effectively and faithfully serve Seawell. In exercising the powers and authorities hereby conferred on it, the Manager shall:

(a)	always use its best endeavours to protect and promote Seawell’s interests;

(b)	observe all applicable laws and regulations relevant to Seawell’s activities; and

(c)	always act in accordance with good and professional management practice.

4.2	The Manager shall be entitled to provide management services to other companies or entities, provided that the provision of such services is not deemed detrimental to the interests of Seawell.

4.3	The Manager shall, in the performance of the Services, be entitled to have regard to its overall responsibility in relation to all matters as may from time to time be entrusted to its management and in particular, but without prejudice to the generality of the foregoing, be entitled to allocate available supplies, manpower and services between its management assignments in such manner as in the prevailing circumstances the Manager considers to be fair and reasonable.

4.4	Seawell shall, at all times, be allowed full access to the accounts and records of the Manager which are relevant to the performance of its obligations vis-à-vis Seawell hereunder.

Such access shall be granted to the Board and such other persons as shall be specifically authorised by the Board. Representatives of Seawell’s auditor shall, in relation to the audit of Seawell’s accounts, always be considered authorised.

4.5	The Manager shall, upon request, provide Seawell with copies of all documents relevant to Seawell in its possession and otherwise compile such facts and records on the basis of such documents as shall, from time to time be requested by Seawell.

The Manager is expressly authorized, in rendering the Services, to act on and rely upon the instructions or advice received from the Board, or any person they bona fide believe to be duly authorized by the Board, in all matters concerning Seawell and its business. Such instructions or advice may be communicated orally or in writing, and with or without authentication. Notwithstanding the foregoing, the Manager may, at any time, do or refrain from doing any act if it shall, in its absolute discretion, consider it proper to do so in accordance with its duty to Seawell, or the laws or any country having jurisdiction over Seawell.

5.	MANAGEMENT FEE

5.1	The Manager shall receive a fee for the provision of the Services (the “Management Fee”) based on actual cost incurred of providing the Services to Seawell each year. The Management Fee shall be payable by Seawell against invoices from the Manager, annually in arrears.

6.	AUTHORITY

6.1	The Manager shall, within the scope of this Agreement, act as an agent of Seawell and be authorised and (subject to Bermudan law and Seawell’s bye-laws) shall obligate Seawell by its signature in all transactions connected to the provision of the Services.

All matters outside the scope of this Agreement and all matters which, according to Seawell’s by-laws, applicable Bermudan law and/or this Agreement, require a decision by the Board, shall be submitted to the Board and shall not be acted upon by the Manager without the prior written consent of the Board.

6.2	Seawell hereby ratifies, confirms and undertakes, at all times, to allow, ratify and confirm all actions the Manager shall lawfully take or cause to be taken in the bona fide performance of its duties hereunder.

7.	INDEMNITY

7.1	The Manager shall be under no responsibility or liability for any loss or damage, whether as a loss of profits or otherwise, to Seawell arising out of any act or omission involving any error of judgment or any negligence on the part of the Manager or any of its officers or employees in connection with the performance of its duties under this Agreement, unless the acts or omissions leading to a loss or damage are caused solely by the gross negligence or wilful misconduct on the part of the Manager, its officers or employees.

The Manager shall not, under any circumstance, be liable to compensate Seawell for any loss in excess of the aggregate of the Management Fee in the preceding year.

7.2	Seawell agrees to indemnify, protect, defend and hold harmless the Manager and keep the Manager and its officers and employees indemnified against any and all liabilities, costs, claims, demands, proceedings, charges, actions, suits or expenses of whatsoever kind or character that may be incurred or suffered by any of them howsoever arising (other than by reason of fraud or dishonesty on their part) in connection with the provisions of the Services.

7.3	The indemnities provided by Seawell hereunder shall cover all reasonable costs and expenses payable by the Manager in connection with any claims.

7.4	To the extent the Manager is entitled to claim an indemnity in respect of amounts paid or discharged by the Manager pursuant to this Agreement, these indemnities shall take effect as an obligation of Seawell to reimburse the Manager for making such payment or affecting such discharge.

7.5	The indemnification provided by this Clause shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, agreement, the by-laws of Seawell or otherwise, and shall continue after the termination of this Agreement.

8.	CONFIDENTIALITY

8.1	All Confidential Information furnished by a Party (the “Disclosing Party”) to another Party (the “Receiving Party” or any of its employees, directors or sub-contractors pursuant to this Agreement shall be and remains the property of the Disclosing Party, and shall be kept confidential by the Receiving Party and its sub-contractors.

(a)

For the purpose of this clause “Confidential Information” shall mean information relating to the business of the Disclosing Party, all know-how of which the Receiving Party become aware or generates in the course of or in connection with the performance of its obligations hereunder. Confidential Information shall not include any information that was known by the Receiving Party or any of its employees, directors or sub-contractors or made, discovered, produced, conceived, developed or acquired by any of the same prior to the date of this Agreement.

(b)	The provisions of this Clause 8.1 shall not apply to Confidential Information which is:

(i)	required to be disclosed by law or court order; or

(ii)	becomes public knowledge otherwise than as a result of the conduct of the Receiving Party.

8.2	The Manager shall, if so required by any of the stock exchanges on which Seawell’s securities are listed, ensure that each of its employees having access to Confidential Information shall execute a specific confidentiality undertaking.

9.	TERMINATION

9.1	Each of the Parties may terminate this Agreement following 3 months’ prior written notice to the other Party.

9.2	Termination shall be without prejudice to any rights or liabilities of either Party hereto arising prior to or in respect of any act or omission occurring prior to termination.

9.3	In the event of termination of the Agreement, the Manager shall procure that all such acts are done as may be necessary to give effect to such termination and Seawell shall secure and the Manager, subject to payment of all amounts due to it hereunder, shall co-operate in the appointment of a substitute provider of the Services as circumstances may require.

9.4	Upon the termination of this Agreement, the Manager shall hand over to Seawell all books of account, correspondence and records relating to the affairs of Seawell which are the property of Seawell and which are in its or its sub-contractors’ possession.

10.	REPRESENTATIONS AND WARRANTIES

The undersigned Parties represent and warrant that they have the requisite authority to enter into this Agreement and thereby bind and obligate their respective entity in accordance herewith.

11.	DEFAULT

11.1	Without prejudice to Clause 9 of this Agreement, if a Party shall, by any act or omission, be in breach of any material obligation under this Agreement and such breach shall continue for a period of fourteen (14) days after written notice thereof has been given by the Party not in breach to the breaching Party, the Party not in breach shall have the right to terminate this Agreement with immediate effect by notice to the breaching Party.

The right to terminate this Agreement shall be in addition to and without prejudice to any other rights which one Party may have against another hereunder.

11.2	Without prejudice to Clause 9 of this Agreement, a Party may forthwith by notice in writing terminate this Agreement if an order be made or a resolution be passed for the winding up of the other Party or if a receiver be appointed of the business or property of the other, or if the other shall cease to carry on business or make special arrangement or composition with its creditors or if any event analogous with any of the foregoing occurs under any applicable law.

12.	FORCE MAJEURE

The Manager shall be under no liability of any kind or nature whatsoever in the event of a failure to perform any of the Services if such failure is directly or indirectly caused by war, war-like activities, government order, riot, civil commotion, strike or lock-out or similar actions, or Act of God or peril of the sea or any other similar cause beyond the Manager’s control.

13.	NOTICES

13.1	All correspondence or notices required or permitted to be given under this Agreement shall be given in English and sent by mail or telefax or delivered by hand at the following addresses:

If to Seawell:
Postal address:	Par-la-Ville Place
4th Floor, 14 Par-la-Ville Road
Hamilton HMGX
Bermuda
Fax:	+ 1 441 205 3404
Telephone:	+ 1 441 295 6935
Att.:	Managing Director

If to the Manager:

Postal address:	Par-la-Ville Place
4th Floor, 14 Par-la-Ville Road
Hamilton HMGX
Bermuda
Fax:	+ 1 441 205 3404
Telephone:	+ 1 441 295 6935
Att.:	Managing Director

or such other address as either Party may designate to the other Party in writing.

14.	MISCELLANEOUS

14.1	The Parties shall not be entitled to assign its rights and/or obligations under this Agreement unless the prior written consent of the other Party hereto has been obtained.

14.2	Nothing in this Agreement shall be deemed to constitute a partnership between the Parties.

14.3	No term of this Agreement is enforceable by a person who is not a party to it.

14.4	This Agreement shall not be amended, supplemented or modified save by written agreement signed by or on behalf of the Parties.

14.5	No failure of a Party to exercise and not delay by it in exercising any right, power or remedy in connection with this Agreement shall operate as a waiver of such right, nor shall any single or partial exercise of any such right preclude any other or further exercise of any such right or the exercise of any other right hereunder. Any express waiver of any breach or failure to perform under this Agreement shall not be deemed to be a waiver of any subsequent breach or failure.

15.	GOVERNING LAW AND ARBITRATION

15.1	This Agreement shall be governed by Bermudian law.

15.2	Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the provisions of the Bermuda Arbitration Act.

For and on behalf of Seawell Limited	For and on behalf of Frontline Management (Bermuda) Ltd.

Signature	Signature

Name with block letters	Name with block letters